EXHIBIT 3.1


                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                              FILED 09:00 AM 06/12/1996
                                                    960170992 - 2203985

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               MAF BANCORP, INC.

      MAF Bancorp, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions, setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

            RESOLVED, that Paragraph A of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                  "A.   The total  number of  shares of  all classes  of stock
            which the Corporation shall have authority to issue is forty-five million (45,000,000) consisting of:

                        (a)   five  million (5,000,000)  shares of
                  Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                        (b)   forty million (40,000,000) shares of
                  Common Stock, par value one cent ($.01) per share (the "Common Stock")."

      SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed and attested by Kenneth Koranda, its President, and Carolyn Pihera, its Secretary, this 29th day of May, 1996.

                                    MAF BANCORP, INC.

                                    By: /s/    Kenneth Koranda
ATTEST:                                   Kenneth Koranda, President

By:  /s/    Carolyn Pihera
      Carolyn Pihera, Secretary

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